Exhibit 99.1

Welcome & Introductions Christopher F. Spurry Chairman of the Board

Directors Shore Bancshares, Inc. • Blenda W. Armistead • David J. Bates • Lloyd L. “Scott” Beatty, Jr. • R. Michael Clemmer , Jr. • David A. Fike • James A. Judge • Clyde V. Kelly, III • Frank E. Mason, III • David W. Moore • Christopher F. Spurry • Jeffrey E. Thompson • W. Moorhead Vermilye • John H. Wilson 3

Chairman’s Remarks & Procedural Matters Christopher F. Spurry Camille A. Pecorak

Nominees • Blenda W. Armistead Class II (term expires 2020) • Clyde V. Kelly, III Class II (term expires 2020) • David A. Fike Class II (term expires 2020) • David W. Moore Class II (term expires 2020) 5

President & CEO Remarks Lloyd L. “Scott” Beatty, Jr.

Forward - Looking Statement This presentation includes forward - looking statements, including statements about future results. These statements are subject to uncertainties and risks, including but not limited to our ability to integrate acquisitions; the strength of the U.S. economy and the local economies where we conduct operations; harsh weather conditions; fluctuations in inflation, interest rates, or monetary and governmental policies; changes in the stock market and other capital and real estate markets; legislative or regulatory changes; results of regulatory examinations; customer acceptance of third - party products and services; increased competition and its effect on pricing; technological changes; security breaches and computer viruses that may affect our computer systems; changes in consumer spending and savings habits; our growth and profitability; changes in accounting; and our ability to manage the risks involved in the foregoing. These factors, as well as additional factors, can be found in our Annual Report on Form 10 - K for the fiscal year ended December 31, 2015 along with our other filings with the SEC, which are available at the SEC’s internet site (www.sec.gov). Actual results may differ materially from projections and could be affected by a variety of factors, including factors beyond our control. Forward - looking statements in this presentation speak only as of the date of these materials, and we assume no obligation to update forward - looking statements or the reasons why actual results could differ. In addition, this presentation includes certain non - GAAP financial measures . 7

A Great Year! • Improved earnings to $0.76 per share up 36% over 2015 • Increased our Dividend in 2016 – We paid $0.14 per share in 2016 • Total shareholder return for 2016 was 41% • 50 day average daily trading volume is 40,000 shares • July 1 st we finally consolidated our two bank charters – Flawless transition – New name & new brand – all work was done internally – New name widely accepted and admired 8

A Great Year! • Expanding our footprint – On January 10 th we announced our purchase of three branches on the Western Shore with about $215 million of assets: Arbutus, Elkridge, and Owings Mills – All approvals have been received and closing is set for May 19 th – New Loan Production Office in West Ocean City – staffed with seasoned market professionals – Application filed for a new branch on the Eastern Shore of Virginia 9

Looking Toward the Future • Continue to look for opportunities to expand our footprint • Continue to diversify our Loan Portfolio both geographically and by loan type • Continue focus on the development of our employees – Currently three full time trainers 10

Looking Toward the Future • Attract and develop new talent – Recruiting on college campuses – Through increased awareness of our brand and opportunities • As always remain involved with our communities both financially and through volunteerism in 2016 – Employees donated over 17,000 hours of community service

Shore Bancshares, Inc. Year End Highlights Edward C. Allen Chief Financial Officer

Annual Results – Strong Earnings Improvement RESULTS OF OPERATION: Years Ended December 31, $(000) 2016 2015 Net interest income $ 38,249 $ 35,525 Provision for credit losses 1,848 2,075 Noninterest income 16,645 15,416 Noninterest expense 37,147 37,350 Net income before tax 15,899 11,516 Income t ax expense 6,261 4,408 Net income 9,638 7,108 Earnings per share $ 0.76 $ 0.56 13

Quarterly Results – A 14% Increase Over last Year RESULTS OF OPERATION: $(000) 1Q17 4Q16 1Q16 Net interest income $ 9,933 $ 9,965 $ 9,243 Provision for credit losses 427 418 450 Noninterest income 4,809 4,056 4,541 Noninterest expense 9,653 9,226 9,339 Net Income before tax 4,662 4,377 3,995 Income Tax expense 1,862 1,882 1,535 Net income $ 2,800 $ 2,495 $ 2,460 Earnings per share $ 0.22 $ 0.20 $ 0.19 14

SHBI Stock Price Closing Prices as of: $/share Public Offering June 2014 $8.25 December 31, 2014 $9.34 December 31, 2015 $10.88 December 31, 2016 $15.25 April 25, 2017 $16.84

Questions and Answers 16

Report on Voting 17

Tribute to W. Moorhead Vermilye

Adjournment 19